UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 _____________

                                   FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  December 29, 2010
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                                  Zanett, Inc.
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        (Exact name of registrant as specified in its charter)


Delaware                              001-32589              56-4389547
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(State or other jurisdiction         (Commission           (IRS Employer
of incorporation)                    File Number)         Identification No.)


635 Madison Avenue, 15th Floor, New York, NY                          10022
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:  (212) 583-0300
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       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act        (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act         (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On December 29, 2010, Zanett, Inc. (the "Company") entered into a letter amendment (the "Amendment") that amended the commitment letter (the "Commitment Letter") with PNC Bank, National Association (the "Bank"), pursuant to which, subject to the conditions set forth in the Commitment Letter, the Bank committed to provide to the Company up to an aggregate of $10.0 million in senior secured financing, the proceeds of which will be used for the repayment of existing senior indebtedness, the Company's working capital needs, and fees and expenses related to the financing.

The Bank's commitment under the Commitment Letter was set to expire if funds were not disbursed pursuant to a definitive loan and security agreement and related documents prior to January 3, 2011 (the "Commitment Expiration Date"). On December 29, 2010, the Bank and the Company agreed, pursuant to the Amendment, to extend the Commitment Expiration Date from January 3, 2011 until January 31, 2011, subject to (i) the Company's payment of the outstanding legal fees incurred by the Bank as of the date of the Amendment by close of business on December 30, 2010 and (ii) the modification of the term sheet attached to the Commitment Letter to include the resolution of an IRS tax lien filed in October 2010 against the Company on terms and conditions satisfactory to the Bank, as an additional condition precedent to the closing of the contemplated loan and security agreement. The Company paid the Bank's legal fees, which totaled $35,056.00.

The foregoing summary of the Commitment Letter, the Amendment, and the transactions contemplated thereby does not purport to be complete and is subject to the terms of a definitive loan and security agreement. Additionally, the foregoing summary of the Commitment Letter and the Amendment is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2010, and the Amendment, which is attached as Exhibit 10.1 and incorporated herein by reference.

                       FORWARD LOOKING STATEMENTS

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the registrant assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning the senior secured financing pursuant to a definitive loan and security agreement. These statements often include words such as "approximate," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the registrant's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the registrant's control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the registrant also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this report.


Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No. Description
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10.1        Amendment dated December 29, 2010 between Zanett, Inc. and PNC
            Bank, National Association.


                               SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ZANETT, INC.



Date:  January 6, 2011             By:  /s/ Dennis Harkins
                                        Dennis Harkins
                                        Chief Financial Officer


EXHIBIT INDEX

Exhibit No. Description
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10.1        Amendment dated December 29, 2010 between Zanett, Inc. and PNC
            Bank, National Association.